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                                  EXHIBIT 4.2

Certificate of Amendment to the Articles of Incorporation dated January 23, 1996
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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         AUTOMATIC CONTROL CORPORATION


         Michael Maung and S. Donna Friedman hereby certify that:

         1. They are the president and the secretary, respectively, of Automatic Control Corporation, a Utah corporation (the "Corporation").

         2. Article I. of the Articles of Incorporation of this Corporation is amended to read as follows:


                                   ARTICLE I.

               THE NAME OF THE CORPORATION IS SIONIX CORPORATION.

         3. Article X. is added to the Articles of Incorporation of this Corporation which shall read as follows:


                                   ARTICLE X.

         ANY ACTION REQUIRED TO BE TAKEN AT ANY ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS OF THE CORPORATION, OR ANY ACTION WHICH MAY BE TAKEN AT ANY ANNUAL OR SPECIAL MEETING OF SUCH SHAREHOLDERS, MAY BE TAKEN WITHOUT A MEETING PURSUANT TO SECTION 16-10a-704 OF THE UTAH REVISED BUSINESS CORPORATION ACT, WITHOUT PRIOR NOTICE AND WITHOUT A VOTE, IF A CONSENT IN WRITING, SETTING FORTH THE ACTION SO TAKEN, SHALL BE SIGNED BY THE HOLDERS OF OUTSTANDING STOCK HAVING NOT LESS THAN THE MINIMUM NUMBER OF VOTES THAT WOULD BE NECESSARY TO AUTHORIZE OR TAKE SUCH ACTION AT A MEETING AT WHICH ALL SHARES ENTITLED TO VOTE THEREON WERE PRESENT AND VOTED. PROMPT NOTICE OF THE TAKING OF THE CORPORATE ACTION WITHOUT A MEETING BY LESS THAN UNANIMOUS WRITTEN CONSENT SHALL BE GIVEN TO THOSE SHAREHOLDERS WHO HAVE NOT CONSENTED IN WRITING.

         4. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the board of directors.

         5. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 16-10a-1003 of the Utah Revised Business Corporation Act. Common stock is the only outstanding stock of the corporation. The total number of outstanding shares of Common stock of the corporation is 22,105,269. The number of votes entitled to be cast on the amendment is 22,105,269 and the number of votes indisputably represented at the meeting at which the foregoing amendment of articles of incorporation was approved was 13,788,658. The total number of undisputed votes cast for the amendment was 13,788,658 which was sufficient for the approval of the amendment.


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         We further declare under penalty of perjury under the laws of the State of Utah that the matters set forth in this certificate are true and correct of our own knowledge.

Date 1/23/96
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                                        /s/ Michael Maung
                                        ----------------------------------------
                                        By:  Michael Maung
                                        Its: President




                                        /s/ S. Donna Friedman
                                        ----------------------------------------
                                        By:  S. Donna Friedman
                                        Its: Secretary



STATE OF CALIFORNIA        }
                           } SS.
COUNTY OF SAN DIEGO        }

         I, a Notary Public, hereby certify that on the 23rd day of January, 1996, personally appeared before me MICHAEL MAUNG and S. DONNA FRIEDMAN, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing Articles of Incorporation of AUTOMATIC CONTROL CORPORATION, as the President and Secretary, respectively, and that the statements therein contained are true.




/s/ George G. Chachas
- ---------------------
George G. Chachas
Notary Public
San Diego, California

                                    [NOTARY SEAL]
                                                   GEORGE G. CHACHAS
                                                    COMM. #1042909
                                              Notary Public -- California
                                                   SAN DIEGO COUNTY
                                             My Comm. Expires OCT 20, 1998
My Commission Expires:


10/20/98
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                                             State of Utah
                                         Department of Commerce
                              Division of Corporations and Commercial Code

                              I hereby certify that the foregoing has been filed and approved on the 24th day of Jan, 1996 in the office of this Division and hereby issue this Certificate thereof.

                              Examiner    jop     Date 1-26-96
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                              [NOTARY SEAL]  /s/ Korla T. Woods
                                             ------------------
                                               Korla T. Woods
                                              Division Director


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